UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2006
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 11th Avenue, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 4.01. Changes In Registrant’s Certifying Accountant.
(a) Previous independent registered public accounting firm
     Interwoven, Inc. (the “Company”) and KPMG International, an affiliate of the Company’s independent registered public accounting firm, KPMG LLP, are engaged in preliminary discussions to expand KPMG International’s relationship as a customer of the Company. In connection with those discussions, and after evaluating the Company’s potential relationship with KPMG LLP and the costs and benefits of changing the Company’s independent registered public accounting firm, on March 27, 2006, the Audit Committee of the Board of Directors (the “Audit Committee”) approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm and the appointment of Ernst & Young LLP as the Company’s new independent registered public accounting firm. Disclosures regarding the dismissal required by Item 4.01(a) of Form 8-K are provided below.
     (i) The report of KPMG LLP on the consolidated financial statements of the Company for each of the past two years ended December 31, 2005 and 2004, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
     (ii) The decision to change independent registered public accounting firms was approved by the Audit Committee of the Board of Directors of the Company on March 27, 2006.
     (iii) During the Company’s two most recent years and through March 27, 2006, the Company has had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements of the Company for such years.
     (iv) During the Company’s two most recent years and through March 27, 2006, the Company has had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
     (v) The Company provided KPMG LLP with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of such letter, dated March 28, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Engagement of new independent registered public accounting firm

     (i) Ernst & Young LLP has been selected and engaged by the Audit Committee as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements, effective as of March 27, 2006.
     (ii) Prior to the engagement of Ernst & Young LLP, the Company (or someone on behalf of the Company) had not consulted with Ernst & Young LLP during its two most recent years and through the date of such engagement on any matter regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither was a written report provided to the Company nor was oral advice provided that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (B) the subject of either a disagreement or a reportable event described in Paragraph (a)(iii) and (iv) above.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits

Exhibit No.	Description

16.1	Letter from KPMG LLP, dated March 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: March 31, 2006	By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from KPMG LLP, dated March 28, 2006.